Exhibit 10.8 EXECUTION COPY

EXCHANGE AND SUBSCRIPTION AGREEMENT

This EXCHANGE AND SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of May 14, 2026, by and among Vroom, Inc., a Delaware corporation (the “Company”),the investors listed on Schedule I hereto (each an “Investor” and collectively, the “Investors”) and Annox Capital Management, LLC, as the Collateral Agent (as defined below).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, and each Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D;

WHEREAS, the Company has previously issued the following notes to the Investors (collectively, the “Existing Notes”): (i) $10,000,000 in aggregate principal amount of 5.000% Convertible Senior Notes due 2030, issued on August 29, 2025 (the “2030 Notes”); (ii) $10,500,000 in aggregate principal amount of Senior Secured Delayed Draw Notes due 2026, issued on November 25, 2025 (the “2026 Notes”); and (iii) $8,000,000 in aggregate principal amount of notes outstanding under the delayed draw term loan facility (with Mudrick Capital Management, L.P. established on March 8, 2025 (the “Mudrick Facility” and such notes, the “Mudrick Notes”), collectively representing an aggregate principal amount of $28,500,000 in Existing Notes across all series;

WHEREAS, the 2026 Notes are secured by liens on certain assets of the Company, and such liens will be terminated and released in connection with the exchange contemplated hereby and replaced by the security interests granted under the Collateral Documents (as defined herein) in favor of the Collateral Agent for the benefit of the Investors;

WHEREAS, the Company has authorized the issuance of the Vroom, Inc. Senior Secured Delayed Draw Convertible Notes due 2032 (the “Notes”), in the form attached hereto as Exhibit A, with a Maximum Commitment Amount of $50,000,000, to be issued from time to time in one or more tranches in accordance herewith (including the Notes initially issued hereunder (the “New Notes”) and any Additional Notes subsequently issued), bearing interest at 5.000% per annum, payable quarterly, maturing on June 30, 2032, convertible into shares of Common Stock of the Company at a conversion price equal to 120% of the applicable Reference Price for such Notes, and secured by a first priority lien on substantially all assets of the Company pursuant to the Collateral Documents;

WHEREAS, following the initial exchange and issuance, Additional Notes may be issued from time to time up to the Maximum Commitment Amount upon the election of the Company or any Investor, in each case subject to the terms and conditions set forth herein and in the Notes, including satisfaction of certain conditions precedent to each subsequent funding;

WHEREAS, the Investors have agreed to appoint a Collateral Agent to hold the security interests in the Collateral for the ratable benefit of all Investors, and the Company, the Investors, and the Collateral Agent have agreed to enter into the Collateral Documents in connection with the Closing to grant and perfect a first priority security interest (subject to Permitted Liens) in the Collateral securing the Obligations under the Notes;

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WHEREAS, certain of the Investors wish to exchange, and the Company wishes to accept for cancellation, the aggregate principal amount of Existing Notes set forth opposite such Investor’s name on Schedule I hereto under the heading “Aggregate Principal Amount of Existing Notes Exchanged,” in exchange for the New Notes, on the terms and subject to the conditions contained in this Agreement, and the parties further desire to set forth the terms upon which Additional Notes may be subscribed for and issued following the Closing, in each case in a transaction exempt from registration under the Securities Act (as defined below); and

WHEREAS, the exchange of the Existing Notes for the New Notes contemplated hereby and the issuance of the New Notes will result in the consolidation of the Company’s outstanding note obligations to the Investors into a single instrument with uniform terms, thereby simplifying the Company’s capital structure and providing additional financing capacity through the delayed draw feature hereunder.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Investors agree as follows:

1.
Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Capitalized terms used but not defined in this Agreement shall have the meaning set forth in the Notes.

“Additional Notes” means any Notes issued pursuant to the terms of Section 2.3 on any date following the date the New Notes are issued.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Aggregate Exchange Consideration” has the meaning set forth in Section 2.2.

“Agreement” has the meaning set forth in the recitals.

“Amended and Restated Bylaws” means the Amended and Restated Bylaws of the Company, as currently in effect.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Collateral Agent” means Annox Capital Management, LLC, in its capacity as collateral agent for the Investors under the Collateral Documents, or any successor collateral agent appointed in accordance with the terms of this Agreement.

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“Collateral Documents” means, collectively, the Security Agreement, the Perfection Certificate, any other security agreements, pledge agreements, intercreditor agreements, intellectual property security agreements, mortgages, deeds of trust, control agreements, and other agreements, instruments and documents executed and delivered pursuant to this Agreement or the Notes, in each case granting, maintaining or perfecting a lien on the Collateral in favor of the Collateral Agent for the benefit of the Investors.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals of the New Notes.

“Company” has the meaning set forth in the preamble.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Disclosure Document” has the meaning set forth in Section 5.3(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Existing Notes” has the meaning set forth in the recitals.

“Financial Statements” has the meaning set forth in Section 3.1.

“Fundamental Representations” means the representations and warranties made by the Company in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.11, 3.12, 3.13 and 3.14.

“Indemnified Persons” has the meaning set forth in Section 5.5(a).

“Investor” and “Investors” have the meanings set forth in the preamble.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Material Adverse Effect” has the meaning set forth in Section 3.1.

“Mudrick Facility” has the meaning set forth in the recitals.

“Mudrick Notes” has the meaning set forth in the recitals.

“Nasdaq” means the Nasdaq Stock Market LLC.

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“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“New Notes” has the meaning set forth in the recitals.

“Note” or “Notes” means the New Notes and any Additional Notes issued from time to time pursuant to this Agreement and the New Notes.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Perfection Certificate” means a perfection certificate (in form and substance acceptable to the Collateral Agent) with respect to the Collateral executed by the Company and delivered to the Collateral Agent in accordance with the terms of the Notes.

“Permitted Liens” means (a) liens in favor of the Collateral Agent under the Collateral Documents; (b) liens existing on the Closing Date and disclosed by the Company in writing to the Collateral Agent and the Investors prior to the Closing Date (including liens securing the Mudrick Facility as in effect on the Closing Date); (c) non-exclusive licenses and leases in the ordinary course; (d) liens for taxes not yet due or being contested in good faith with adequate reserves; (e) purchase money and equipment financings liens securing an aggregate principal amount not to exceed $1,000,000; and (f) other liens consented to by the Investors in writing.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Reference Price” means, with respect to the New Notes, a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of this Agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Agreement and, with respect to any Additional Notes, a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the date the applicable Funding Notice for such Additional Notes is delivered hereunder; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the date the applicable Funding Notice for such Additional Notes is delivered.

“Related Person” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, managers, members, employees, agents, trustees, advisors and representatives of such Person and of such Person’s Affiliates.

“Restated Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as amended, as currently in effect.

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“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein and exhibits thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), between the Company and the Collateral Agent.

“Transaction Documents” means this Agreement, the Security Agreement, the other Collateral Documents, the Notes and any other agreement, instrument or certificate executed or delivered in connection with the transactions contemplated hereby.

2.
The Exchange and Subscription.
2.1
Agreement to Exchange. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below), each Investor exchanging Existing Notes as specified in Schedule I hereto hereby agrees to exchange, and the Company agrees to accept for cancellation, the aggregate principal amount of Existing Notes set forth opposite such Investor's name on Schedule I hereto (together with all accrued and unpaid interest thereon through the Closing Date) in exchange for which the Company agrees to issue and deliver to such Investors the New Notes. Each Investor hereby surrenders, assigns and transfers to the Company all right, title and interest in such Investor’s Existing Notes, waives any and all other rights with respect to such Existing Notes, and releases and discharges the Company from any and all claims such Investor may now have, or may have in the future, arising out of, or related to, such Existing Notes.
2.2
Closing.
(a)
Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the exchange of the Existing Notes for the New Notes (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as agreed to by the Company and the Investors (the aggregate outstanding principal amount of Existing Notes being surrendered by exchanging Investors, together with all accrued and unpaid interest thereon through the Closing Date, the “Aggregate Exchange Consideration”). Prior to 11:00 a.m. (Eastern time) on the Closing Date, each exchanging Investor shall deliver or cause to be delivered to the Company all of its Existing Notes, for cancellation by the Company, against delivery by the Company to the Investors of the New Notes in book-entry form or physical form, as applicable, at the Company's

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transfer agent. The Existing Notes shall, upon delivery to the Company at the Closing, be deemed cancelled and of no further force and effect.
(b)
Upon and subject to the occurrence of the Closing and the receipt by each Investor of a New Note, each applicable Investor agrees that all liens securing the 2026 Notes shall be released, discharged and terminated.
2.3
Subsequent Fundings.

Subject to the terms and conditions of this Section 2.3 and the New Notes, Additional Notes may be issued from time to time in an aggregate principal amount not to exceed the Remaining Commitment Amount (as defined below). Each Additional Note shall be identical in all respects to the New Notes (including with respect to the interest rate and maturity date) except for the Conversion Rate and Conversion Price (each as defined in the Notes), which shall be determined as set forth in Section 2.3(d) below. “Remaining Commitment Amount” shall mean, at any time, the Maximum Commitment Amount minus the aggregate principal amount of all Notes then outstanding at such time. For the avoidance of doubt, each Additional Note shall constitute a separate Note, and the Conversion Price and Conversion Rate applicable to each such Note shall be determined in accordance with the terms hereof and of such Note and shall apply solely to such Note.

(a)
Election to Fund. Any of the Company or the Investors may elect to require a Subsequent Funding (as defined below) up to the Remaining Commitment Amount (a “Funding Election”) by delivering written notice thereof to all other parties (a “Funding Notice”). If the Company makes a Funding Election, it may elect a Subsequent Funding in whole or in part; provided, that if in part, such partial funding shall be allocated pro rata among the Investors based on each Investor’s proportionate share of the Remaining Commitment Amount as of the date of such Funding Notice. If any Investor makes a Funding Election, such Investor may elect a Subsequent Funding in whole or in part, and such electing Investor may require all other Investors to fund their proportionate share in full (subject to the satisfaction or waiver of the conditions set forth herein) (a “Subsequent Funding”). The Company shall use commercially reasonable efforts to facilitate each Subsequent Funding as expeditiously as practicable following delivery of the applicable Funding Notice.
(b)
Funding Closing. Each Subsequent Funding shall close on the third (3rd) Business Day after the applicable Funding Notice is delivered to all parties (each such closing, a “Subsequent Closing”) (or such other date as the Company and the Investors participating in such Subsequent Funding may agree). At each Subsequent Closing, each Investor shall fund its proportionate share of the applicable Subsequent Funding amount, and the Company shall issue to each such Investor an Additional Note in the aggregate principal amount funded by such Investor.
(c)
Conditions to Subsequent Funding. The obligation of each Investor to fund its portion of any Subsequent Funding shall be subject to the satisfaction (or waiver by the applicable Investor) of the conditions set forth in Section 2.04 and Section 2.08 of the New Note (in each case applied mutatis mutandis to such Subsequent Funding). In addition, the Company may not deliver a Funding Notice if, at the time of such delivery, (i) there exists a “going concern”

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qualification in the Company’s most recent audited financial statements that has not been cured or would not be cured after giving effect to such Subsequent Funding or (ii) the Company reasonably believes that a “going concern” qualification would be required to be included in the Company’s audited financial statements after giving effect to such Subsequent Funding.
(d)
Conversion Price for Additional Notes. The Conversion Price for any Additional Note shall equal 120% of the applicable Reference Price for such Additional Note, with each such determination made independently without regard to any prior or subsequent issuances.
(e)
Conversion Restriction. Notwithstanding anything to the contrary in this Agreement or the Notes, no Investor shall have the right to convert any Note (or any portion thereof) into shares of Common Stock prior to April 1, 2032 other than in connection with a Fundamental Change (as defined in the Notes). On and after April 1, 2032, each Investor shall have the right to convert any Note (or any portion thereof) into shares of Common Stock at any time, without limitation, in accordance with the terms of the applicable Note.
3.
Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than as to the Fundamental Representations, which are not so qualified), the Company hereby represents and warrants to the Investors and to the Collateral Agent that the statements contained in this Section 3 are true and correct as of the date of this Agreement, as of the Closing Date and as of each Funding Date (as defined in the Notes) (except for the representations and warranties that speak as of a specific date, which shall be made as of such date). On and after any Funding Date with respect to any Additional Notes, all representations hereunder with respect to the New Notes shall be deemed to also be representations with respect to Additional Notes as of the Funding Date for such Additional Notes.
3.1
Material Adverse Change. Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the SEC Reports (the “Financial Statements”), (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the SEC Reports; and, since the respective dates as of which information is given in the SEC Reports, there has not been (x) any change in the capital stock (other than as a result of (i) the grant, vesting, exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, if any, of stock options, restricted stock units or other equity incentives, in each case (I) in the ordinary course of business, (II) pursuant to the Company’s equity plans that are described in the SEC Reports and (III) in accordance with the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of Nasdaq (as defined below) and any other exchange on which Company securities are traded, (ii) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights or (iii) the issuance, if any, of stock upon conversion or exercise of Company securities (including any outstanding warrants as described in the SEC

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Report), (y) the issuance, if any, of long-term debt of the Company or any of its subsidiaries, taken as a whole, or (z) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect in or affecting (i) the business, properties, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of any Transaction Document, (iii) the perfection or priority of any lien securing the Obligations or (iv) the ability of the Company to perform its obligations under the Transaction Documents.
3.2
Organization. The Company has been (i) duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the SEC Reports, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act and the Securities Act) of the Company (each a “significant subsidiary”) has been duly incorporated or organized and is validly existing as a corporation or other business organization in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable, to the extent the concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.3
Capitalization. The Company has an authorized capitalization as set forth in the SEC Reports and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of such stock contained in the SEC Reports; and all of the outstanding equity interests of each subsidiary of the Company are validly issued limited liability company interests, and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the SEC Reports.
3.4
Authorization of New Notes. The New Notes to be issued and delivered by the Company hereunder has been duly and validly authorized and, when issued and delivered as provided herein, will be duly and validly issued and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and by general equity principles. The issuance of the New Notes (A) is not subject to any preemptive or similar rights, in each case other than rights which have been waived in writing and (B) does not give rise to any rights, other than those which have been duly waived in writing or satisfied, for or relating to the registration of any securities of the Company.

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3.5
No Conflicts. The issuance of the New Notes and the exchange of the Existing Notes, and the compliance by the Company with each Transaction Document and the consummation of the transactions contemplated in the Transaction Documents, including the grant and perfection of liens and security interest in the Collateral pursuant to the Collateral Documents, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) above, for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance of the New Notes, the exchange of the Existing Notes, or the consummation by the Company of the transactions contemplated by each Transaction Document.
3.6
No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.7
No Change to Internal Controls. Since the date of the latest audited Financial Statements included in the SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
3.8
Authorization. Each Transaction Document has been duly authorized, executed and delivered by the Company, and, assuming this Agreement constitutes the legal and binding agreement of each Investor, each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.9
Financial Statements. The Financial Statements included in the SEC Reports, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the

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consolidated statement of operations, consolidated stockholders’ equity and consolidated cash flows of the Company and its subsidiaries for the periods specified; said Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.
3.10
No Solicitation; No Integration. The Company represents and warrants that neither the Company nor any of its subsidiaries, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the issuance of the New Notes or the exchange of the Existing Notes, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to exchange any security, under any circumstances that would require registration of the New Notes under the Securities Act or (iii) has issued any securities which would be integrated with the issuance of the New Notes for purposes of the Securities Act, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the New Notes under the Securities Act or cause the exchange of the Existing Notes to be integrated with other offerings. The issuance of the New Notes pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.
3.11
Collateral. The Company owns, has rights in or has the power and authority to collaterally assign rights in the relevant Collateral covered by each Collateral Document, free and clear of any security interest, hypothec, mortgage, pledge, lien or encumbrance, other than any Permitted Liens.
3.12
Collateral Documents. Each Collateral Document, when executed and delivered by each of the parties thereto, will be the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, including the grants and perfection of liens and security interests contemplated thereby.
3.13
Creation and Enforceability of Security Interests. The Collateral Documents are effective to create, and represent all of the collateral agreements, security agreements, pledge agreements and other similar agreements necessary to grant, a legal, valid and enforceable security interest, in favor of the Collateral Agent, in the Company’s right, title and interest in the Collateral.
3.14
Perfection of Security Interests. When all UCC-1 financing statements or other filings and other actions necessary to perfect the first-priority security interest in the Collateral to be created under the Collateral Documents that are required under the Collateral Documents have been duly made or taken and are in full force and effect, together with the execution and delivery of the Collateral Documents by the Company, and certificates representing the Collateral consisting of certificated securities have been delivered to the Collateral Agent, the security interests granted thereby will constitute valid, perfected first-priority liens and security interests in the Collateral, for the benefit of the Collateral Agent as collateral security for the obligations of the Company under the Transaction Documents, enforceable in accordance with the terms contained therein, to the extent such security interests can be perfected by such filing or other action, subject only to any Permitted Liens.

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4.
Representations and Warranties of The Investors. Each Investor represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement and the Closing Date:
4.1
Authorization. Each Investor has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations hereunder. The execution, delivery and performance by such Investor of this Agreement has been duly authorized and executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.2
No Conflicts. The execution, delivery and performance of this Agreement by each Investor, the exchange of the Existing Notes in accordance with their terms and the consummation by such Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Investor to perform its obligations under this Agreement.
4.3
Residency. Each Investor’s residence or place of business is located at the address immediately below the Investor’s name on Schedule I hereto, except as otherwise communicated by the Investor to the Company.
4.4
Brokers and Finders. Each Investor represents that it has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
4.5
Exchange Representations and Warranties. Each Investor hereby represents and warrants that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with the exchange of the Existing Notes for the New Notes. Each Investor further represents and warrants that it is capable of evaluating the merits and risk of such exchange. Each Investor understands and agrees that the issuance of the New Notes in exchange for the Existing Notes, has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering, which depend upon, among other things, the bona

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fide nature of the exchange intent and the accuracy of the Investor’s representations as expressed herein.
4.6
Exchange Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Investor acknowledges that it can bear the economic risk and complete loss of its participation in this exchange and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of transactions of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed decision. Each Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in private placements and exchanges of debt securities and capable of evaluating transaction risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the exchange of the Existing Notes for the New Notes. Each Investor acknowledges that the Investor is aware that there are substantial risks incident to the exchange of the Existing Notes and the ownership of the New Notes, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of participating in this exchange and holding the New Notes and determined that the exchange is suitable for the Investor.
4.7
Independent Exchange Decision. The Investors understand that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investors in connection with the exchange of the Existing Notes for the New Notes constitutes legal, tax or investment advice. The Investors have consulted such legal, tax and investment advisors as they, in such Investor’s sole discretion, have deemed necessary or appropriate in connection with the exchange of the Existing Notes.
4.8
No Trading Market for the New Notes. Each Investor acknowledges that there is no established trading market for the New Notes, and there is no assurance that such market will ever develop.
4.9
Ownership of Existing Notes. Each Investor represents and warrants that, as of the date hereof and as of the Closing Date, it is the sole legal and beneficial owner of the aggregate principal amount of Existing Notes set forth opposite its name on Schedule I hereto, free and clear of all liens, mortgages, pledges, security interests, restrictions, charges, encumbrances or adverse claims of any kind. When the Existing Notes are exchanged pursuant to this Agreement, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all such encumbrances. Such Investor has not, in whole or in part, assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Existing Notes, or given any Person any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Existing Notes.
5.
Covenants.
5.1
Confidentiality. Each Investor and the Collateral Agent covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the

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Company pursuant to the Form 8-K filed by the Company announcing the transaction, such Investor and the Collateral Agent will maintain the confidentiality of the existence and terms of this transaction and the information provided in connection therewith; provided, however, that any disclosure may be made by the Investor or the Collateral Agent to such Investor’s or the Collateral Agent’s, as applicable, representatives or agents, including, but not limited to, the Investor’s and the Collateral Agent’s, as applicable, legal, tax and investment advisors.
5.2
Nasdaq Matters. Prior to the Closing Date, the Company shall comply in all material respects with all listing, reporting, filing, and other obligations under the rules of Nasdaq. After the Closing Date, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with all listing, reporting, filing, and other obligations under the rules of Nasdaq.
5.3
Disclosure of Transactions.
(a)
The Company shall, by 5:30 p.m., New York City time, on the fourth (4th) Business Day immediately following the date of this Agreement, file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and attaching this Agreement (or forms thereof) as exhibits to such Disclosure Document. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or filing with the SEC or any regulatory agency, without the prior written consent of the Investor, except (i) as required by the federal securities law in connection with the filing of final this Agreement with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq.
5.4
Securities Act Compliance. The Investors shall not transfer, sell, pledge or hypothecate the New Notes in violation of applicable securities laws.
5.5
Indemnification.
(a)
The Company agrees to indemnify and hold harmless the Investors, the Collateral Agent, their respective Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s fraud or willful misconduct.

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(b)
Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.
(c)
The Company shall pay to each Investor, on demand, all Additional Amounts as defined in and required by Section 3.05 of the Notes (Tax Gross-Up); provided, that the Company shall not be required to pay any Additional Amounts in respect of Excluded Taxes (as defined in Section 9.6)
5.6
Legends; Removal of Legend:
(a)
The Investors understand that the book-entry account or certificate evidencing the New Notes may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”),

OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES

AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND

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RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED

UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO

REGISTRATION OR EXEMPTION THEREFROM.

(b)
The legend described in Section 5.6(a) of this Agreement shall be removed and the Company shall promptly (and in any event within two (2) trading days) issue a certificate free from all restrictive and other legends to each holder, if (i) such security is registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with customary representations and the Company provides the transfer agent an opinion of counsel to the effect that such sale, assignment or transfer of the security may be made without registration under the applicable requirements of the Securities Act, or (iii) the security can be sold, assigned or transferred pursuant to Rule 144.

Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith (which shall not include a legal opinion), upon the earlier of such time as the New Notes or any shares of Common Stock issuable upon conversion of the New Notes, as applicable, (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision (without the requirement for the Company to comply with the current public information obligations of Rule 144(c)), the Company shall within one (1) trading day of any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, instruct its transfer agent to effect the removal of such legends.

The Company shall be responsible for the fees of its transfer agent associated with such issuance, including any other costs related to the Company’s obligations under this Section 5.6(b), provided, that, for the avoidance of doubt, each holder shall be responsible for its fees associated with such issuance, including the preparation of any documents or certificates (including outside counsel fees).

5.7
Pre-Closing Conduct. Prior to Closing, the Company and its Subsidiaries shall not announce or close any transactions or announce any changes to their business that would reasonably be expected (when announced or disclosed) to materially affect the trading market price of the Common Stock, other than as may be described or disclosed in an appropriate filing with the SEC.
6.
Conditions of Closing
6.1
Conditions to the Obligation of the Investors. The several obligations of the Investors to consummate the transactions to be consummated at the Closing, and to exchange and surrender the Existing Notes at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)
Representations and Warranties. The representations and warranties of the Company contained in the Transaction Documents shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and

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as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.
(b)
Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.
(c)
No Injunction. The exchange of the Existing Notes and the issuance of the New Notes shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental entity, shall have been issued, and no action or proceeding shall have been instituted by any governmental entity, enjoining or preventing the consummation of the transactions contemplated hereby.
(d)
Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the exchange of the Existing Notes and the issuance of the New Notes, all of which shall be in full force and effect.
(e)
Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.
(f)
Compliance Certificate. An authorized officer of the Company shall have delivered to the Investors at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Adverse Changes), 6.1(h) (No Stop Order) and 6.1(j) (No Default or Event of Default) of this Agreement have been fulfilled.
(g)
Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing Date a certificate certifying (i) the Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving the Transaction Documents, the transactions contemplated by the Transaction Documents and the issuance of the New Notes; and (iv) a good standing certificate of the Company from the Secretary of State of the Secretary of Delaware, dated as of a recent date.
(h)
No Stop Order. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock is listed on a National Exchange and has not been suspended, as of the date hereof, by the SEC or the National Exchange from trading thereon nor has suspension by the SEC or the National Exchange been threatened, as of the date hereof, in writing by the SEC or the National Exchange.

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(i)
Delivery of New Notes. The Company shall have issued and delivered, or caused to be delivered, the New Notes to the Investors.
(j)
No Default or Event of Default. No Default or Event of Default shall have occurred or be continuing or would result from the transactions on the date hereof.
(k)
Counterparts. The Investors shall have received executed counterparts of each of the Transaction Documents to be executed on the date hereof (including, without limitation, this Agreement and the Security Agreement) from each of the counterparties hereto or thereto.
(l)
Legal Opinion. The Investors and the Collateral Agent shall have received a legal opinion from counsel to the Company, in form and substance reasonably satisfactory to the Investors and the Collateral Agent, addressing such matters as customarily covered in opinions delivered in connection with secured note transactions, including the due authorization, execution and delivery of this Agreement and the Collateral Documents and the creation and perfection of security interests thereunder; provided, that, any opinion with respect to the Company not being required to be registered as an “investment company” within the meaning of the Investment Company Act need not be delivered until the fifth (5th) Business Day following the date of this Agreement.
(m)
Collateral Actions; Lien Searches. The Company shall have duly authorized, executed and delivered to the Collateral Agent the Collateral Documents, in form and substance reasonably satisfactory to the Investors and the Collateral Agent, and shall have taken all actions necessary to grant to the Collateral Agent, for the benefit of the Investors, a perfected first priority security interest in the Collateral described therein, subject only to Permitted Liens. The Collateral Agent shall have received all customary lien searches in the relevant jurisdictions (including UCC, tax and judgment lien searches and searches of the United States Patent and Trademark Office and the United States Copyright Office (or any successor office or any similar office in any other country or supra-national intellectual property registry)) as of a recent date.
(n)
Perfection Certificate. The Company shall have delivered, or caused to be delivered, a duly executed Perfection Certificate to the Collateral Agent.
(o)
Release of Existing Liens. All liens securing the 2026 Notes shall have been terminated and released in full, and the Company shall have delivered to the Investors evidence reasonably satisfactory to the Investors of such termination and release, including UCC-3 termination statements and such other lien releases as may be necessary to evidence the release of such liens.
(p)
Fees and Expenses. The Investors and the Collateral Agent shall have received payment of all fees and expenses required to be paid under the Transaction Documents.
6.2
Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and deliver to the Investors the New Notes at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

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(a)
Representations and Warranties. The representations and warranties of the Investors in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investors of each of the representations, warranties, covenants and agreements of the Investors contained in this Agreement as of the Closing Date.
(b)
Performance. The Investors and the Collateral Agent shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Investor or the Collateral Agent, as applicable, on or prior to the Closing Date.
(c)
No Injunction. The exchange of the Existing Notes and the issuance of the New Notes shall not be prohibited or enjoined by any law or governmental or court order or regulation.
(d)
Delivery of Existing Notes. The Company shall have received delivery of all of the Existing Notes from each Investor for cancellation by the Company as set forth in Section 2.2.
7.
Termination.
7.1
Termination. The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
(i)
Upon the mutual written consent of the Company and the Investors that agreed to exchange a majority in principal amount of the Existing Notes prior to the Closing;
(ii)
By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
(iii)
By the Investors if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or
(iv)
By either the Company or the Investors if the Closing has not occurred on or prior to the fifth (5th) Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2
Notice. In the event of termination by any party of its obligations to effect the Closing pursuant to Section 7.1, written notice thereof shall be given to the other parties. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its other obligations under this Agreement.

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8.
Collateral Agent.
8.1
Appointment; Nature of Duties. The Investors hereby irrevocably designate and appoint Annox Capital Management, LLC, as Collateral Agent, in each case to act as specified herein and in the other Transaction Documents and Annox Capital Management, LLC accepts such appointment. Each Investor hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Notes, the other Transaction Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees, affiliates or Related Persons. In performing its functions and duties hereunder, the Collateral Agent shall act solely as an agent of the Investors and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries. It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers under any Transaction Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 8.1 and of Section 8.6 shall apply to any of the Affiliates or Related Persons of the Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8.1 and of Section 8.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Collateral Agent, (a) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Company and the Investors, (b) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) may be modified or amended with the consent of the Collateral Agent (and without the consent of such sub-agent), and (c) such sub-agent shall only have obligations to the Collateral Agent and not to the Company, any Investor or any other Person and neither the Company, any Investor nor any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. The provisions of this Article 8 are solely for the benefit of the Collateral Agent and each Investor, and the Company shall not have rights as a third-party beneficiary of any of such provisions.
8.2
Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and its

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duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent:
(a)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Collateral Agent is required to exercise as directed in writing by the Required Holders (or such other number or percentage of the Holders as shall be expressly provided for herein or in the other Transaction Documents); provided, that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Transaction Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law;
(c)
shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the Affiliates of the Company that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;
(d)
shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Holders (or such other number or percentage of the Holders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02(A) and Section 11.02 of the Notes) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent by the Company or a Holder; and
(e)
the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or the creation, perfection or priority of any lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 6 of this Agreement or elsewhere in any Transaction Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
8.3
Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent or any Investor, or any of their Related Persons, each Investor,

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to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the exchange of the Existing Notes and issuance of the Notes and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries and, except as expressly provided in the Transaction Documents, the Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Investor with any credit or other information with respect thereto, whether coming into its possession before the exchange of the Existing Notes and issuance of the Notes or at any time or times thereafter. The Collateral Agent shall not be responsible to any Investor for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Transaction Document or the financial condition of the Company or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Transaction Document, or the financial condition of the Company or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.
8.4
Certain Rights of the Collateral Agent. If the Collateral Agent requests instructions from the Required Holders with respect to any act or action (including failure to act) in connection with this Agreement or any other Transaction Document, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Required Holders and the Collateral Agent shall not incur liability to any Investor by reason of so refraining. Without limiting the foregoing, no Investor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under any other Transaction Document in accordance with the instructions of the Required Holders.
8.5
Reliance. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
8.6
Indemnification. To the extent the Collateral Agent (or any Affiliate or Related Person thereof) is required to be reimbursed or indemnified by the Company and has not been reimbursed and indemnified by the Company, the Investors will reimburse and indemnify the Collateral Agent (and any Affiliate thereof) in proportion to their respective percentage ownership of the Notes for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Collateral Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Transaction Document or in any way relating

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to or arising out of the Notes or any other Transaction Document; provided, that no Investor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s (or any such Affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
8.7
The Collateral Agent in its Individual Capacity. The Collateral Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to the Company or any Affiliate of the Company (or any Person engaged in a similar business with the Company or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Company or any Affiliate of the Company for services in connection with the Notes and otherwise without having to account for the same to the Investors.
8.8
Investors. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.
8.9
Resignation by the Collateral Agent.
(a)
The Collateral Agent may resign from the performance of all its respective functions and duties hereunder or under the other Transaction Documents at any time by giving fifteen (15) Business Days’ prior written notice to the Investors and the Company. Upon such resignation of the Collateral Agent pursuant to this Section 8.9, all duties and obligations of the Collateral Agent under this Agreement and any other Transaction Document shall be discharged. Upon the giving of such notice of resignation by the Collateral Agent pursuant to this Section 8.9(a) and until a successor Collateral Agent shall have been appointed pursuant to this Section 8.9, all communications or notices to any Investor required to be given pursuant to any Transaction Document shall be sent to each Investor individually. Such resignation shall take effect pursuant to clauses (b), (c), (d) and (e) below or as otherwise provided below; provided, that, until a successor Collateral Agent is so appointed by the Required Holders, any collateral security held by the Collateral Agent under any of the Transaction Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.
(b)
Upon any such notice of resignation by the Collateral Agent, the Required Holders shall appoint a successor Collateral Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Company, which acceptance shall not be unreasonably withheld or delayed (provided that the Company’s approval shall not be required if an Event of Default then exists).

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(c)
If a successor Collateral Agent shall not have been so appointed within such fifteen (15) Business Day period, the Collateral Agent, with the consent of the Company (which consent shall not be unreasonably withheld or delayed; provided, that the Company’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Holders appoint a successor Collateral Agent as provided above.
(d)
If no successor Collateral Agent has been appointed pursuant to clause (b) or (c) above by the date that is twenty (20) Business Days after the date such notice of resignation was given by the Collateral Agent, the Collateral Agent’s resignation shall become effective and the Required Holders shall thereafter perform all the duties of the Collateral Agent hereunder or under any other Transaction Document until such time, if any, as the Required Holders appoint a successor Collateral Agent as provided above.
(e)
Upon a resignation of the Collateral Agent pursuant to this Section 8.9, the successor Collateral Agent shall become vested with all powers, rights, privileges and duties as the Collateral Agent who has resigned in accordance with this Section 8.9.
(f)
Upon a resignation of the Collateral Agent pursuant to this Section 8.9, the Collateral Agent shall remain indemnified to the extent provided in this Agreement and the other Transaction Documents and the provisions of this Article 8 (and the analogous provisions of the other Transaction Documents) shall continue in effect for the benefit of the Collateral Agent for all of its actions and inactions while serving as the Collateral Agent.
8.10
Collateral Matters.
(a)
Each Investor authorizes and directs the Collateral Agent to enter into the Collateral Documents contemplated by or in connection with the Transaction Documents on behalf of and for the benefit of the Investors and agrees to be bound by the terms of each Collateral Document. Each Investor hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Holders in accordance with the provisions of the Notes or the Collateral Documents, and the exercise by the Required Holders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Investors. The Collateral Agent is hereby authorized on behalf of all of the Investors, without the necessity of any notice to or further consent from any Investor, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to create, perfect or maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.
(b)
The Investors hereby authorize the Collateral Agent, at its option and in its discretion, to subordinate or release any lien granted to or held by the Collateral Agent upon any Collateral (i) upon the occurrence of the discharge contemplated by Article 12 of the Notes, (ii) constituting property being sold or otherwise disposed of (to Persons other than any Affiliate of the Company) upon the sale or other disposition thereof in compliance with Section 4.04 of the Notes, (iii) if approved, authorized or ratified in writing by the Required Holders (or all of the Holders, to the extent required by Section 11.02 of the Notes), (iv) constituting an

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Excluded Asset (as defined in the Security Agreement), or (v) as otherwise may be expressly provided in the relevant Collateral Documents. Upon request by the Collateral Agent at any time, the Investors will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.10.
(c)
The Collateral Agent shall have no obligation whatsoever to the Investors or to any other Person to assure that the Collateral exists or is cared for, protected or insured or that the liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 8.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Collateral Agent shall have no duty or liability whatsoever to the Investors, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
(d)
The Collateral Agent shall be authorized, without the consent of any Investor, to enter into or execute the Collateral Documents on or prior to the Closing Date, and, from time to time, to execute or to enter into amendments of, and amendments and restatements of, the Collateral Documents in order to effect the subordination of and to provide for certain additional rights, obligations and limitations in respect of, any liens expressly permitted by the terms of this Agreement and the Transaction Documents to be liens junior to or pari passu with the liens securing the Obligations, that are, in each case, incurred in accordance with Section 4.03 of the Notes, and to establish certain relative rights as between the holders of the Obligations and the holders of the indebtedness secured by such liens.
(e)
Subject to Section 11.02 of the Notes, without further written consent or authorization from any Investor, the Collateral Agent may execute any documents or instruments necessary to in connection with a sale or disposition of assets permitted by the Notes or any Transaction Document, release any lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Holders (or such other Holders as may be required to give such consent under Section 11.02 of the Notes) have otherwise consented.
(f)
Each Investor hereby authorizes the Collateral Agent (whether or not by or through employees or agents) to (i) exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Collateral Agent under the Collateral Documents together with such powers and discretions as are reasonably incidental thereto and (ii) take such action on its behalf as may from time to time be authorized under or in accordance with the Collateral Documents. At the request of the Collateral Agent, each Investor shall provide the Collateral Agent with a separate written power of attorney for the purposes of executing any agreements or document or otherwise acting on their behalf.
(g)
Each Investor hereby ratifies and approves all acts and declarations previously done by the Collateral Agent (or representative acting for and on its behalf) on such

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Investor’s behalf (including, but not limited to, for the avoidance of doubt, the declarations made by the Collateral Agent as representative without power of attorney in relation to the creation of any pledge on behalf and for the benefit of any Investor as future pledgee or otherwise).
(h)
Anything contained in any of the Transaction Documents to the contrary notwithstanding, the Collateral Agent and each Investor hereby agree that (i) no Investor shall have any right individually to realize upon any of the Collateral or take any other action under any Transaction Document, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Transaction Documents may be exercised solely by the Collateral Agent for the benefit of the Investors in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Investors in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Investors (but not any Investor or Investors in its or their respective individual capacities) shall be entitled, upon instructions from the Required Holders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
(i)
The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s lien thereon, or any certificate prepared by the Company in connection therewith, nor shall the Collateral Agent be responsible or liable to the Investors for any failure to monitor or maintain any portion of the Collateral.
(j)
Notwithstanding anything to the contrary contained herein or any other Transaction Document, upon the occurrence of the discharge contemplated by Article 12 of the Notes, upon request of the Company, the Collateral Agent shall take such actions as shall be required to release its security interest in all Collateral. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if, after such release, any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payment had not been made.
(k)
In each case as specified in this Section 8.10, the Collateral Agent will, at the Company’s expense, execute and deliver to the Company such documents as the Company may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under any Collateral Document or to subordinate its interest in such item, in each case in accordance with the terms of the Transaction Documents and this Section 8.10.

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8.11
Delivery of Information. The Collateral Agent shall not be required to deliver to any Investor originals or copies of any documents, instruments, notices, communications or other information received by the Collateral Agent from the Company, any subsidiary, the Required Holders, any Investor or any other Person under or in connection with this Agreement or any other Transaction Document except (i) as specifically provided in this Agreement or any other Transaction Document and (ii) as specifically requested from time to time in writing by any Investor with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Collateral Agent at the time of receipt of such request and then only to the extent permitted hereunder and in accordance with such specific request.
8.12
Intercreditor Agreements. The Collateral Agent is authorized to enter into each Intercreditor Agreement or any other intercreditor agreement contemplated under any Transaction Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by the Company of any indebtedness of that is permitted to be secured pursuant to Section 4.03 of the Note (with such priority as may be designated by the Company, to the extent such priority is expressly permitted by the Transaction Documents)), and the parties hereto acknowledge that any Intercreditor Agreement or any other intercreditor agreement contemplated hereunder (if entered into) will be binding upon them. Each Investor (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement (if entered into) and (b) hereby authorizes and instructs the Collateral Agent to enter into Intercreditor Agreement or any other intercreditor agreement contemplated hereunder (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by the Company of any indebtedness of the Company that is permitted to be secured pursuant to Section 4.03 of the Note (with such priority as may be designated by the Company, to the extent such priority is expressly permitted by the Transaction Documents)), and to subject the liens on the Collateral securing the Obligations to the provisions thereof.
8.13
Collateral Agent May File Proofs Of Claim; Credit Bidding.
(a)
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Company, the Collateral Agent (irrespective of whether the principal of any Notes shall then be due and payable by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Investors and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Investors and the Collateral Agent and their respective agents and counsel and all other amounts due the Investors and the Collateral Agent under Section 8.6 and Section 9.6 of this Agreement) allowed in such judicial proceeding; and

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(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(b)
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Investor to make such payments to the Collateral Agent and, if the Collateral Agent shall consent to the making of such payments directly to the Investors, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Section 8.3.
(c)
Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Investor any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any to authorize the Collateral Agent to vote in respect of the claim of any Investor or in any such proceeding.
(d)
The Investors hereby irrevocably authorize the Collateral Agent, at the direction of the Required Holders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which the Company is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Investors shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof shall be governed, directly or indirectly, by the vote of the Required Holders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Holders contained in clauses (a) and (b) of Section 8.12), (iii) the Collateral Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Investors, as a result of which each of the Investors shall be deemed to have received a pro rata portion of any equity interests or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Investor or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt

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credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Investors pro rata and the equity interests or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Investor or any acquisition vehicle to take any further action.
9.
Miscellaneous Provisions.
9.1
Public Statements or Releases. Except as set forth in Section 5.3, neither the Company, the Investors nor the Collateral Agent shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Investors and the Collateral Agent reasonable time to comment on such release or announcement in advance of such issuance or filing, and the Company will consider in good faith any Investor and Collateral Agent comments. The Company shall not include the name of the Investors or the Collateral Agent in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC) without the prior written consent of the Investors and the Collateral Agent, as applicable, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investors and the Collateral Agent, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.
9.2
Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
(a)
If to the Company, addressed as follows:

c/o Vroom, Inc.

4700 Mercantile Dr.

Fort Worth, TX 76137

Attention: Chief Legal Officer

Email: legal@vroom.com

with a copy (which shall not constitute notice):

c/o Latham & Watkins LLP

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1271 Avenue of the Americas

New York, NY 10020

Attention: Ian Schuman; John Slater

Email: ian.schuman@lw.com; john.slater@lw.com

(b)
If to the Investors, at the address or e-mail address set forth on Schedule I, or such address as subsequently modified by written notice given in accordance with this Section 9.2.
(c)
If to the Collateral Agent, addressed as follows:

Annox Capital Management, LLC

480 Pierce St., Ste. 240

Birmingham, MI. 48009

Email: rmylod@annoxcapital.com

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

9.3
Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
9.4
Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.
(a)
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.
(b)
The Company, the Collateral Agent and the Investors hereby irrevocably and unconditionally:
(i)
submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the Borough of Manhattan, City of New York in the State of New York;
(ii)
consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

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(iii)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9.2 or at such other address of which the other party shall have been notified pursuant thereto;
(iv)
agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(v)
agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment; provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi)
agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and
(vii)
irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.
9.5
Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
9.6
Expenses. The Company shall reimburse all of the reasonable and documented fees and expenses of the Investors and the Collateral Agent incurred (a) in connection with the Closing, (b) following the Closing in connection with the administration, enforcement, protection or preservation of rights under this Agreement, the Notes and the Collateral Documents, including their respective rights under this Section 9.6 and (c) in connection with any amendment, waiver or consent relating to this Agreement or any other Transaction Document (whether or not the transactions contemplated thereby are consummated). Except to the extent required to be paid on the Closing Date, all amounts due under this Section 9.6 shall be payable by the Company within 30 days of receipt by the Company of an invoice setting forth such expenses in reasonable detail. The Company shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by the Company, incurred in connection with the Notes and the consummation of the transactions contemplated by the Transaction Documents. Notwithstanding the foregoing, the Company shall not be obligated to reimburse or indemnify any Investor for any taxes imposed on or measured by such Investor’s net income, franchise taxes, or branch profits taxes imposed on such Investor as a result of a present or former connection between such Investor and the jurisdiction imposing such tax (other than connections arising solely from having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any transaction pursuant to, this Agreement or the New Note) (collectively, “Excluded

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Taxes”); provided, that the Company shall pay all fees, stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of the New Notes to the Investors.
9.7
The Company may not assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Investors. Each Investor may, without the prior consent of the Company, assign or transfer all or any portion of its rights and obligations under this Agreement and any other Transaction Document to any Person; provided, that (i) such Investor shall provide the Company with written notice of such transfer no less than five (5) Business Days prior to the effective date of such transfer, specifying the identity of the proposed transferee, the principal amount to be transferred, and the proposed effective date, (ii) no transfer shall be made to any Person that is (A) a direct competitor of the Company or (B) a Person that is the subject of sanctions administered by OFAC or is located, organized or resident in a country or territory that is the subject of comprehensive sanctions, in each case as reasonably determined by the Company in consultation with the Investors, (iii) the minimum aggregate principal amount of Notes transferred to any single transferee shall be no less than $1,000,000 (or, if less, the entire remaining principal amount held by the transferring Investor), and (iv) each such assignee or transferee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.
9.8
Confidential Information.
(a)
The Investors and the Collateral Agent covenant that until such time as the transactions contemplated by this Agreement and any material non-public information provided to the Investors and the Collateral Agent is publicly disclosed by the Company, the Investors and the Collateral Agent will maintain the confidentiality of all disclosures made to them in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s or Collateral Agent’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the exchange, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
(b)
The Company may request from the Investors such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investors to exchange the Existing Notes for the New Notes, and the Investors shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, the Company agrees to keep any such information provided by the Investors confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Investors acknowledge that the

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Company may file a copy of this Agreement with the SEC as exhibit to a current report, a periodic report or a registration statement of the Company.
9.9
Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Indemnified Persons are intended third-party beneficiaries of Section 5.5.
9.10
Independent Nature of Investors’ Obligations and Rights. Nothing contained herein, and no action taken by the Investors or the Collateral Agent pursuant hereto, shall be deemed to constitute the Investors (or the Collateral Agent, as applicable) as, and the Company acknowledges that the Investors individually and the Collateral Agent do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors or the Collateral Agent are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and the Investors and the Collateral Agent confirm that each has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investors and the Collateral Agent also acknowledge that Latham & Watkins LLP has not rendered legal advice to such Investors or the Collateral Agent in connection with this exchange. Each Investor and the Collateral Agent shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and the Transaction Documents.
9.11
Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
9.12
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.
9.13
Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto), together with any side letter agreements with the Investors, constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company, the Collateral Agent and the Required Holders. The Company, on the one hand, and the Investors and the

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Collateral Agent, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor, the Collateral Agent or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by such Investor, the Collateral Agent or the Company, respectively.
9.14
Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the New Notes in accordance with their respective terms. The Investors and the Collateral Agent shall be responsible only for their own representations, warranties, agreements and covenants hereunder.
9.15
Contract Interpretation. This Agreement is the joint product of the Investors, the Collateral Agent and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
9.16
Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of this Agreement and the New Notes were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

VROOM, INC.

By: /s/ Jonathan Sandison
Name: Jonathan Sandison
Title: Chief Financial Officer

[Signature Page to Exchange and Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Name of Investor:

Signature of Authorized Signatory:

Name of Authorized Signatory:

[Signature Page to Exchange and Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COLLATERAL AGENT:

ANNOX CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

[Signature Page to Exchange and Subscription Agreement]

SCHEDULE I

INVESTORS

I-1

EXHIBIT A

Exhibit A – Form of Note

A-1

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